As filed with the Securities and Exchange Commission on October 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pyxis Oncology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	83-1160910
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive

Cambridge, Massachusetts 02140

(617) 221-9059

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lara Sullivan, M.D.

Chief Executive Officer

Pyxis Oncology, Inc.

35 CambridgePark Drive

Cambridge, Massachusetts 02140

(617) 221-9059

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher M. Rubin Frank F. Rahmani Istvan A. Hajdu Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 (650) 565-7000	Nathan Ajiashvili Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒     (File No. 333-259627)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,150,000	$16.00	$18,400,000	$1,705.68

(1)

The Registrant is registering 1,150,000 shares of common stock pursuant to this Registration Statement, which includes 150,000 shares which the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333—259627) (“Prior Registration Statement”).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The Registrant previously registered 10,925,000 shares of its common stock with an aggregate offering price not to exceed $174,800,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on October 7, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,400,000 are hereby registered, which includes shares that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Pyxis Oncology, Inc. (the “Registrant”) by 1,150,000 shares, 150,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-259627) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.2	Consent of Ernst and Young LLP, independent registered public accounting firm
24.1*	Power of Attorney

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-259627).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on the 7th day of October, 2021.

Pyxis Oncology, Inc.

By:	/s/ Lara Sullivan
Lara Sullivan, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Lara Sullivan	Chief Executive Officer; Director	October 7, 2021
Lara Sullivan, M.D.	(Principal Executive Officer)

/s/ Pamela Connealy	Chief Financial Officer	October 7, 2021
Pamela Connealy	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	October 7, 2021
John Flavin

*	Director	October 7, 2021
Mark Chin

*	Director	October 7, 2021
Freda Lewis-Hall, M.D.

*	Director	October 7, 2021
Thomas Civik

*	Director	October 7, 2021
Darren Cline

*By:	/s/ Pamela Connealy
Pamela Connealy
Attorney-in-fact